UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Tomichi Creek Outfitters

(Exact name of registrant as specified in its charter)

Nevada	333-190727	46-3052781
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

68798 Highway 50, Sargents, Colorado 81248

(Address of principal executive office)

(719) 429-4042

(Registrant's telephone number, including area code)

_____________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[⁯  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 2, 2015, the registrant entered into a Business Acquisition Agreement under which the registrant acquired the business and assets of Grasshopper Staffing in exchange for $82,500 represented by 250,000 shares of common stock.    The assets purchased include the logo and website, office supplies and office furniture.

Grasshopper Staffing was founded in 2015 by Wick, Melanie Osterman, Barbara Ianne, and Cheryl Zanotelli, as a solution to the staffing needs presented in the blossoming cannabis industry in Colorado. Grasshopper Staffing is an agency that serves the Colorado's cannabis employment needs by providing employee recruiting, training, securing proper credentials and ensuring compliance with the ever-changing local and state laws. Grasshopper Staffing specializes in providing budtenders, trimmers, janitorial, security, payroll, armored transport, edible production, infusion specialists, grow consultants, irrigation, retail sales, IT solutions, web design, and event services.

Grasshopper Staffing has been recognized for the outstanding national interest received on opening day. "I just think it's so amazing to be influencing the industry in a positive way. Our mission is to represent the cannabis community with integrity and professionalism. We strive to put a professional and legitimate mark on a highly stigmatized and controversial industry," said Wick.

Item 9.01  Financial Statements and Exhibits

Exhibits

No.	Exhibits
10.1	Business Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMICHI CREEK OUTFITTERS

Date: March 4, 2015
By: /s/ Amber Wick
Amber Wick
Chief Executive Officer

Exhibits

No.	Exhibits
10.1	Business Acquisition Agreement

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